THIRD PROMISSORY NOTE

Borrower:	NG South Dakota, LLC	Lender:	Michael J. Trucano,
	50 Briar Hollow Lane, Suite 500W		Sellers’ Representative
	Houston, TX 77027		155 Sherman Street
Deadwood, SD 57732

Principal Amount: $60,324	Date of Note: January 27, 2012

PROMISE TO PAY. NG SOUTH DAKOTA, LLC (“Borrower”) promises to pay to MICHAEL J. TRUCANO, as Sellers’ Representative under the Stock Purchase Agreement and First Amendment to Stock Purchase Agreement, (“Lender”), its successors and assigns, or order, in lawful money of the United States of America, the principal amount of Sixty Thousand Three Hundred Twenty-four Dollars ($60,324).

PAYMENT. Borrower will pay this Note in the principal amount of Sixty Thousand Three Hundred Twenty-four Dollars ($60,324) on the one-year anniversary of this Note, January 27, 2013.

The unpaid principal of the Note shall be payable on the earlier to occur of the following:

a) January 27, 2013; or

b) Such earlier date as payment hereunder shall have been accelerated by virtue of the occurrence of an Event of Default hereunder, at which time the entire unpaid principal balance hereof and all accrued and unpaid interest thereon, and all other charges payable pursuant to the terms hereof shall, in any event be fully due and payable.

On January 27, 2013, the entire principal balance, together with all accrued and unpaid interest, shall be due and payable in full. All payments shall be applied first to any costs of collection, then to late charges, then to interest and then to the principal balance. If a default exists, the Lender may apply any payments received to principal, interest, late charges or other amounts due from Borrower in such order as Lender, in Lender’s sole discretion, shall determine. If any payment of principal, interest, late charge or any other sum required to be made hereunder shall become due and payable on a day other than a business day, the due date of such payment shall be extended to the next succeeding business day and interest thereon shall be payable at the applicable interest rate during such extension.

Borrower shall make all payments to the Escrow Agent, Lawrence Title Company, Spearfish, South Dakota.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

PREPAYMENT. Borrower may pay all or a portion of the amount owed earlier than it is due. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to Lender.

LATE CHARGE. If a payment is ten (10) days or more late, Borrower will be charged 2.000% of the regularly scheduled payment or $135.00, whichever is greater. This late charge shall apply individually to all payments past due and there will be no daily pro rata adjustment. This provision shall not be deemed to excuse a late payment or be deemed a waiver of any other rights that the Lender may have, including the right to declare the entire principal balance and all accrued interest to be immediately due and payable.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, then, at the option of the Lender, during the entire period during which such default shall occur and be continuing and whether or not the Lender has exercised Lender’s option to accelerate the maturity of this Note and declare the entire principal balance due and payable, then interest shall accrue on this Note at the default rate of eight percent (8%) per annum on the remaining principal balance.

DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default. Borrower fails to make any payment within ten (10) days after any payment becomes due under the Note.

Other Defaults. Borrower fails to comply with or to perform any other material term, obligation, covenant or condition contained in this Note, and such failure is not cured within ten (10) days following notice to Borrower, or if default occurs with respect to any other term or condition or event of default as defined under the terms of the Stock Purchase Agreement and First Amendment to Stock Purchase Agreement or in the event a default occurs under any loan document including any Security Agreement executed in accordance with this Note, Stock Purchase Agreement and First Amendment to Stock Purchase Agreement, then the entire principal balance with accrued interest thereon and late charges, if any, shall become immediately due and payable at the option of the Lender.

Insolvency. The dissolution of Borrower (regardless of whether election to continue is made), or any other termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or by other method, by any creditor of Borrower or by any governmental agency against a material portion of the Collateral securing the Indebtedness. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding in an amount determined by Lender, in Lender’s sole discretion, as being an adequate reserve or bond for the dispute.

LENDER’S RIGHTS. Upon an event of default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay a third party to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s attorneys’ fees and legal expenses whether or not there is a lawsuit, including attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs in addition to all other sums provided by law.

GOVERNING LAW. This Note will be governed, construed and enforced by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of South Dakota without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of South Dakota.

WAIVER OF TRIAL BY JURY; JURISDICTION AND VENUE; SITUS OF TRANSACTION. The Borrower hereby waives any right it may have to a trial by jury in any action relating to or arising under this Note. At the option of the Lender, this Note may be enforced in any United States District Court in South Dakota or in the Circuit Court, Fourth Judicial Circuit, Lawrence County, South Dakota; the Borrower consents to the jurisdiction and venue of any such court and waives any argument that venue in such forums is not convenient. In the event the Borrower commences any action in another jurisdiction or venue under any tort or contract theory arising directly or indirectly from the relationship created by this Note, the holder at their option shall be entitled to have the case transferred to the jurisdiction and venue above described, or if such transfer cannot be accomplished under applicable law, to have such case dismissed without prejudice.

COLLATERAL. Borrower acknowledges that this Note is secured by a first lien and security interest in the assets of Borrower, including the stock owned by Borrower, pursuant to a Security Agreement.

STOCK PURCHASE AGREEMENT AND AMENDMENT TO STOCK PURCHASE AGREEMENT. Stock Purchase Agreement dated October 18, 2011, and First Amendment to Stock Purchase Agreement dated January 27, 2012, the terms of which are fully incorporated herein by this reference.

SET OFF RIGHTS UNDER STOCK PURCHASE AGREEMENT. Without intending to limit all terms of the Stock Purchase Agreement, Borrower shall have that right of set-off set forth in Article 11.5 therein.

DEFINITIONS. For the purposes of this Note, all terms not specifically defined in this Note shall have the same meaning as terms defined in the Stock Purchase Agreement dated October 18, 2011, First Amendment to Stock Purchase Agreement dated January 27, 2012 and the Security Agreement executed in accordance with Stock Purchase Agreement and First Amendment to Stock Purchase Agreement.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrowers’ successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, that fact will not affect the rest of the Note. Time is of the essence in the performance of this Note. No delay or omission on the part of the Lender in exercising any right hereunder shall operate as a waiver of any such right or of any other remedy under this Note.  A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any future occasion. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker, or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE. BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

NG SOUTH DAKOTA, LLC

By:
	Name:	Robert B. Sturges
	Title:	Manager